Exhibit 32

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of LCA-Vision Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

This quarterly report on Form 10-Q for the period ended September 30, 2013 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in this Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 29, 2013	/s/ Michael J. Celebrezze
Michael J. Celebrezze
Chief Executive Officer

Date: October 29, 2013	/s/ Amy F. Kappen
Amy F. Kappen
Chief Financial Officer